Secretary of State	Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311	FOR OFFICE USE ONLY Ed Murray, WY Secretary of State FILED: Apr 27 2017 2:40PM Original ID: 2017-000751651

Profit Corporation

Articles of Amendment

l. Corporation name:

Henderson Investors Corp.

2.	Article number(s) is amended as follows:

The name of the corporation is:

Plantation Corp.

3.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4.	The amendment was adopted on
05/11/2017

(Date — mm/dd/yyyy)

Received

May 19, 2017

Secretary of State

Wyoming

P-Amendment — Revised October 2015

5.	Approval Of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☐  Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☐  Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

 OR

☑  Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature: /s/ Joseph C Passalaqua                    Date: 05/11/2017

sollishm@yahoo.com

Email:

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Checklist

☑   Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.

☑   Please submit one originally signed document.

☑   Typical processing time is 3-5 business days following the date of receipt in our office.

☑   Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

P-Amendment — Revised October 2015

STATE OF WYOMING

Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: Plantation Corp.

Old Name: Henderson Investors Corp.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 23rd day of May, 2017

Filed Date: 05/23/2017	By: Rosalie Gonzales